EXHIBIT 10.1

AGREEMENT FOR SALE & PURCHASE OF SHARES

THIS AGREEMENT is made the 19th day of June 2017

BETWEEN:	Fire From Ice Studios Pty Ltd of 6/8 Tonga Place, Parkwood, Queensland 4214

(“Vendor 1”)

And	5 Glenelg Pty Ltd of 5 Glenelg Street, Mermaid Waters, Queensland 4218

 (“Vendor 2”)

AND:	Novagen Ingenium Inc. of 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-6014

(“Purchaser”)

RECITALS:

A.	Syndicated Transport & Trucking PTY LTD A.C. N. 129 530 392 of 13, 9-15 Sinclair Street, Arundel, Queensland 4214 (“the Company”) is a proprietary company of which the issued share capital comprises 10100 Ordinary shares.

B.	Vendor 1 and Vendor 2 (“Vendors”) are the registered holder of issued shares of the Company (which shares are collectively called “the Shares”).

C.	Vendor 1 and Vendor 2 have offered to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares from the Vendors upon the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Agreement unless otherwise provided or unless there is something in the subject matter or context inconsistent therewith the expressions following have the definitions or meanings hereinafter respectively provided:

(a)	“this Agreement” means this Agreement and any other agreement expressed to be supplemental to this Agreement and all amendments to any such document;

(b)	“Business” means the transport and logistics business operated by the Company.

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(c)	“Business Day” means any day which is not a Saturday, Sunday or public holiday in Brisbane;

(d)	“Completion” means completion of the sale and purchase of the Shares;

(e)	“Consideration” means 6 million common shares in the purchaser, Novagen Ingenium Inc., to be issued to the vendors at completion on or before 30th June 2017.

(f)	“Date for Completion” means the Business Day which is 30th June 2017 or such earlier date which is agreed by the parties hereto;

(g)	“writing” includes printing typing lithography and other modes of reproducing words in a visible form and “written” has a corresponding meaning.

1.2	Interpretation

(a)	Every agreement or obligation expressed or implied in this Agreement by which two or more persons agree or are bound shall (except where otherwise expressly stated) bind such persons jointly and each of them severally and every provision expressed or implied in this Agreement which applies to two or more persons shall (except where otherwise expressly stated) apply to such persons jointly and each of them severally.

(b)	Words denoting the singular number only shall include the plural and vice versa. Words importing the masculine or neuter gender include all other genders.

(c)	The headings in this Agreement are included for convenience only and shall not affect the construction of this Agreement.

(d)	Reference to statutes (whether particular reference to sections or generally) includes all statutes amending or consolidating or replacing the statutes referred to.

(e)	The expression “$” or “dollars” means Australian dollars.

2.	AGREEMENT FOR SALE AND PURCHASE

On execution of this Agreement by all parties it is agreed by them that the Vendors shall sell to the Purchaser and the Purchaser shall purchase from the Vendors the Shares free from all encumbrances for the Consideration and upon the terms and conditions set out in this Agreement.

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3.	MANNER OF PROVISION OF CONSIDERATION

3.1	On completion, the Consideration shall be provided to the Vendors as they or their solicitors shall in writing direct.

4.	SUBMISSION OF DOCUMENTS AND FURTHER ASSURANCES

4.1	The Purchaser shall prior to the Date of Completion and within such reasonable time as may allow Completion in terms of this Agreement deliver to the Vendor’s’ solicitors share transfers for the Shares and other documents requiring execution by the Vendor.

4.2	Subject to the provision to them of the Consideration on or before the Date for Completion the Vendors shall otherwise do all such acts and things and sign seal execute and perfect all such further or other documents conveyances and assurances as may be required for more perfectly securing title to the Shares to the Purchaser.

4.3	The Vendors agree not to cause the termination of any Director or the appointment of any person as a director or officer of the Company prior to Completion.

4.4	The Directors agree to retain their positions and office as Directors and where applicable secretary of the Company until Completion.

5.	SETTLEMENT ARRANGEMENTS AND STATUTORY RESPONSIBILITIES OF THE COMPANY

5.1	Provided that the Purchaser shall have otherwise observed and performed all the agreements and provisions herein contained and on the part of the Purchaser to be observed and performed and upon provision of Consideration being made in accordance with the provisions of clause 3.1 of the Vendors will at Completion:

(a)	deliver to the Purchaser properly executed transfers of the Shares in registrable form in favor of the Purchaser;

(b)	deliver to the Purchaser the share certificates relating to the Shares (free from all encumbrances) provided that if there are no share certificates issued in respect of any of the Shares or if any share certificate has been lost or destroyed the Purchaser will accept a statutory declaration by the secretary of the Company that no certificates have issued or a statutory declaration from the Vendors that the certificate has been lost or destroyed (stating the circumstances thereof so far as the same are known to the Vendors) and the contents of any such declaration shall be deemed to be warranties given by the Vendors in favor of the Purchase;

(c)	deliver to the Purchaser all such other documents as shall be reasonably necessary to transfer to and vest the Shares in the Purchaser.

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5.2	The Director of the Company undertakes to call and attend a relevant meeting immediately after Completion and tender his resignation as Director and where applicable as secretary of the Company.

5.3	The Purchaser hereby undertakes to cause at least two persons to attend the said meeting and table consents to be appointed Directors and at least one of them a Secretary and Public Officer of the Company.

5.4	The Vendors agree to vote for the Company to:

(a)	accept the resignations as a Director and where applicable secretary; and

(b)	to elect those said two persons mentioned in sub clause 5.3 as Directors of the Company and one as Secretary and Public Officer; and

(c)	register the share transfers from the Vendors to the Purchaser.

5.5	The Vendors and the Directors agree that they shall cause all notices to be issued and such other things to be done as will allow that the meeting referred to in sub clause 5.2 shall proceed immediately after Completion.

6.	WARRANTIES AS TO SHARES

6.1	The Vendors and the Directors warrant and covenant with the Purchaser that:

(a)	the shares have been validly issued and are fully paid up;

(b)	the shares are not now and will not before Completion be subject to any lien, encumbrance or call;

(c)	the Vendors are now and will at all times before Completion be the beneficial owners of the Shares and have the full and unrestricted right and power to sell the same pursuant to this Agreement.

(d)	the Vendors are entitled to and competent to sell and transfer the Shares;

(e)	no person has at the date of this Agreement or will have at any time before Completion an option to purchase the Shares or any of them and any person having any pre-emptive rights to purchase the Shares or any of them shall have waived such right;

(f)	none of the Shares is the subject of any current, threatened or foreshadowed litigation, claim, proceeding or prosecution;

(g)	the Vendor and the Director have power to enter into and perform this Agreement.

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7.	MUTUAL INDEMNITY & RELEASES AND SUBSTITUTIONS OF GUARANTEES

7.1	The Vendors and the Directors jointly and severally covenant with the Purchaser to jointly and severally indemnify and hold indemnified the Purchaser from and against all losses damages claims demands actions judgments costs and expenses reasonably and lawfully suffered or incurred by the Purchaser by reason of the breach of any warranty hereby given or by reason of the failure of the Vendor or Director or any one or more of them to observe perform and fulfill their obligations under this Agreement.

7.2	The Purchaser covenants with the Vendors that the Purchaser shall indemnify and hold indemnified the Vendors from and against all losses damages claims demands actions judgments costs and expenses reasonably and lawfully suffered or incurred by the Vendor by reason of the failure of the Purchaser to observe and fulfill its obligations under this Agreement.

8.	FURTHER ASSURANCES

Each party shall notwithstanding Completion execute and do or cause to be executed and done all such further acts and things as shall be necessary to fulfill their respective obligations under this Agreement.

9.	RIGHT OF TERMINATION

If it be considered on a reasonable basis that at any time prior to Completion any representation or warranty on the part of the Vendors was or is or shall be materially incorrect the Purchaser may in addition to and without prejudice to any other remedy available to the Purchaser at law or in equity by notice in writing to the Vendors stating that it is given pursuant to this clause terminate this Agreement in which case no party shall be under any further obligation to any other pursuant to this Agreement.

10.	NOTICES

10.1	Any notice demand consent in writing or other communication requiring to be given or made under or pursuant to this Agreement shall be deemed to have been duly given or made when delivered in writing or sent by post facsimile transmission or telex to the party to which such notice demand consent or other communication is required or permitted to be given or made under this Agreement at the following addresses:

The Vendors:	Vendor 1, Fire From Ice Studios Pty Ltd of 6/8 Tonga Place, Parkwood, Queensland 4214

Vendor 2, 5 Glenelg Pty Ltd of 5 Glenelg Street, Mermaid Waters, Queensland 4218

The Purchaser:

Novagen Ingenium Inc. of 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-60143 or at such other addresses as may from time to time be notified by the relevant party to the other or others for the purpose of this clause.

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10.2	Any notice demand consent in writing or other communication sent by post shall be deemed to have been served on the second Business Day after the date of posting and if sent by telex shall be deemed to have been given or made on receipt by the sender of the receiver’s answer back code after transmission of the substance of the communication and if sent by facsimile transmission shall be deemed to have been given or made upon receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number PROVIDED ALWAYS that if a notice or other communication is served by hand or is received by telex or facsimile on a day which is not a Business Day or after 5.00pm on any Business Day, such notice or communication shall be deemed to be duly received by the recipient at 9.00am on the next following Business Day.

10.3	In addition and without prejudice to any mode of delivery or service authorized by this clause any notice demand consent in writing or other communication requiring to be given or made to any corporate party under or pursuant to this Agreement shall be deemed to have been duly served when delivered or transmitted in writing to any director or secretary of the party as the case may be.

10.4	Any notice demand consent in writing or other communication requiring to be given or made pursuant to this Agreement shall be sufficient if:

(a)	in the case of the Vendors it shall be under the hand of the Vendors or the solicitors for the Vendors;

(b)	in the case of the Directors it shall be under the hand of the Directors or the solicitors for the Directors;

(c)	in the case of the Purchaser it shall be under the hand of the authorized representative of the Purchaser or the solicitors for the Purchaser.

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11.	LEGAL FEES & OTHER COSTS

11.1	Purchaser shall bear all legal costs of and incidental to the preparation and execution of this Agreement and of all documents required to be signed pursuant to the provisions of this Agreement.

11.2	Any stamp duties wherever assessed payable on this Agreement or on any documents executed pursuant to these provisions or in respect of any transaction evidenced by or undertaken pursuant to this Agreement shall be borne and paid by the Purchaser and any party paying the same may recover as a debt the amount thereof from the party required by this Agreement to pay the same.

12.	CONFIDENTIALITY

No party to this Agreement shall unless compelled by law so to do make any public statement or disclose information of or concerning any of the matters evidenced by this Agreement without the approval in writing of the other party.

13.	DEFAULT OF PURCHASER

If the Purchaser fails to provide the Consideration at Completion or otherwise fails to comply with any of the terms of this Agreement, then the Vendors in addition to any other right which may be conferred upon them pursuant to this Agreement or at law or at equity may:

(a)	terminate the contract, declare the deposit forfeited and sue for damages;

or

(b)	affirm the Contract and sue the Purchaser for specific performance of the Contract and damages in addition to or instead of damages for breach.

14.	ENTIRE AGREEMENT

This Agreement constitutes the sole and entire agreement between the parties relating to the sale of the Shares and no representations or terms of any nature not contained in this Agreement shall be of any force unless they are reduced to writing and executed by all parties and are expressed to be in modification of this Agreement.

15.	GOVERNING LAW AND JURISDICTION

15.1	The Laws applicable in Queensland and Australia govern this Agreement.

15.2	The parties hereto submit to the non-exclusive jurisdiction of the Courts and Tribunals of Queensland and Australia and any Courts competent to hear appeals from those Courts and/or Tribunals.

EXECUTED as an Agreement on 19th June 2017

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By Novagen Ingenium Inc. of 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-6014

…………………………………………..
CEO

By 5 Glenelg 5 Pty Ltd)

A.C.N 073 819 584 of 5/b Glenelg Avenue, Mermaid Beach, Qld 4218

…………………………………………..
Director

By Fire From Ice Studios Pty Ltd

A.C.N. 129 532 912 of 6/8 Tonga Place, Parkwood Qld 4214

…………………………………………..
Director

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